EXHIBIT 5.1
[Pillsbury
 Madison &                                                      Attorneys At Law
 Sutro LLP                                                 650 Town Center Drive
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                                                       Costa Mesa, CA 92626-7122
                                   Telephone: (714) 436-6800 Fax: (714) 436-2800
                                                         http://pillsburylaw.com

                                                          September 30, 1999

JustWebit.com, Inc.
201 South Main Street, Suite 900
Salt Lake City, Utah  84111
Attention: Jon R. Marple

         Re:      Registration Statement on Form S-8

Dear Mr. Marple:

         With reference to the Registration Statement on Form S-8 to be filed by JustWebit.com, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,000,000 shares of the Company's Common Stock which may be issuable pursuant to the JustWebit.com, Inc. 1999 Equity Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement


                                             Very truly yours,

                                             /s/ Pillsbury, Madison & Sutro LLP
                                             -----------------------------------
                                             PILLSBURY MADISON & SUTRO LLP


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